Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Wolfspeed, Inc. of our report dated August, 26, 2025 relating to the financial statements and the effectiveness of Internal Control Over Financial Reporting, which appears in Wolfspeed Inc.’s Annual Report on Form 10-K for the year ended June 29, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

November 13, 2025